Exhibit 10.85
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the 1st day of January, 2020, by and between Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and Harout K. Diramerian (“Indemnitee”).
WHEREAS, at the request of the Company, Indemnitee currently serves as an officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service; and
WHEREAS, as an inducement to Indemnitee to continue to serve as such officer, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law; and
WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section a.Definitions. For purposes of this Agreement:
(a) “Adjudged” shall mean adjudged finally by a court or arbitral or other authority of competent jurisdiction.
(b) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not comprised of (A) individuals who were directors as of the Effective Date and/or (B) individuals whose election by the Board of Directors or nomination for election by the

Exhibit 10.85
Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election for nomination for election was previously so approved.
(c) “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise.
(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.
(e) “Effective Date” means the date set forth in the first paragraph of this Agreement.
(f) “Enterprise” means any foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (i) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management of which is controlled directly or indirectly by the Company.
(g) “Expenses” means any and all disbursements or expenses incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding, including, without limitation, reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any ERISA excise taxes and penalties. Expenses shall also include (i) expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or expenses or insurance recovery, as the case may be, and (iii) expenses incurred by Indemnitee in establishing or enforcing his right to indemnification or reimbursement under this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee (other than ERISA excise tax penalties).
(h) “Independent Counsel” means a law firm, or a member of a law firm, that is of outstanding reputation, experienced in matters of corporation law and neither is, nor in the past

Exhibit 10.85
five years preceding the date of selection has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.
(i) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution procedure, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party or otherwise, by reason of any action taken by or omission by Indemnitee, or of any action or omission on Indemnitee’s part, in each case in or in connection with Indemnitee’s Corporate Status and whether or not acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding. The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration or appeal of, and the giving of testimony in or related to, any threatened, pending or completed claim, action, suit or other proceeding, whether of a civil, criminal, administrative or investigative nature.
Section 2. Services by Indemnitee. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve or continue to serve as an officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as an officer. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.
Section 3. General. The Company shall indemnify, hold harmless and exonerate, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent not prohibited by (and not merely to the extent affirmatively permitted by) Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of

Exhibit 10.85
Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).
Section 4. Indemnification. If Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify, hold harmless and exonerate Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding unless (and only to the extent) it is established that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful.
Section5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:
(a) indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is Adjudged to be liable to the Company;
(b) indemnification hereunder if Indemnitee is Adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee; or
(c) indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee unless: (i) the Proceeding was brought to establish or enforce indemnification rights under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter or Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.
Section 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:
(a) if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
(b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been Adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any

Exhibit 10.85
Proceeding by or in the right of the Company or in which liability shall have been Adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.
Section 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7 and, without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8. Advance of Expenses for a Party. If Indemnitee was, is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion (if any) of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. Advances shall be interest-free and unsecured. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.
Section 9. Indemnification and Advance of Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was, is or may be made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from

Exhibit 10.85
time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Advances shall be interest-free and unsecured.
Section 10. Procedure for Determination of Entitlement to Indemnification.
(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval will not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting entirely of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.
(c) The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.
Section 11. Presumptions and Effect of Certain Proceedings.

Exhibit 10.85
(a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
(c) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.
(d) For purposes of any determination as to Indemnitee’s entitlement of indemnification, Indemnitee shall be presumed to have met the standard of conduct for indemnification if, among other things and without limitation, Indemnitee relied on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any other Enterprise, prepared or presented by an officer or employee of the Company or any Enterprise whom Indemnitee reasonably believed to be reliable and competent in the matters presented, by a lawyer, certified public accountant, appraiser or other person or expert, as to a matter which Indemnitee reasonably believed to be within the person’s professional or expert competence, or, if Indemnitee was serving on the Board of Directors of the Company or as a member of any similar body of any Enterprise, by a committee of the Board of Directors or such other body on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee meet, or be presumed to have met, the applicable standard of conduct set forth in this Agreement.
(e) For purposes of this Agreement, Indemnitee shall be considered to have been wholly successful with respect to any Proceeding if such Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) it being Adjudged that Indemnitee was liable to the Company, (iii) a plea of guilty by Indemnitee, (iv) it being Adjudged that an act or omission of Indemnitee was material to the matter giving rise to the Proceeding and was (A) committed in bad faith or (B) the result of Indemnitee’s active and deliberate dishonesty, (v) it being Adjudged that Indemnitee actually received an improper personal benefit in money, property or services or (vi) with respect to any criminal proceeding, it being Adjudged that Indemnitee had reasonable cause to believe the act or omission was unlawful.

Exhibit 10.85
Section 12. Remedies of Indemnitee.
(a) If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 or Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the charter or Bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b) In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, the Company may not refer to or introduce into evidence any determination pursuant to Section 10(b) of this Agreement adverse to Indemnitee for any purpose and any judicial proceeding or arbitration commenced pursuant to this Article 12 shall be conducted in all respects as a de novo trial or arbitration. The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
(c) If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12,

Exhibit 10.85
absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
(d) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to advancement from the Company, and shall be indemnified and held harmless by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration in accordance with this Agreement.
(e) Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period commencing with the date on which the Indemnitee requests indemnification or advancement of Expenses in accordance with this Agreement and ending on the date such payment is made to Indemnitee by the Company.
Section 13. Defense of the Underlying Proceeding.
(a) Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
(b) Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder using a law firm of the Company’s choice, subject to the prior written approval of the Indemnitee, which shall not be unreasonably withheld; provided, however, that the Company shall notify Indemnitee in writing of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. Indemnitee shall have the right to retain a separate law firm in any such Proceeding at Indemnitee’s sole expense. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a

Exhibit 10.85
Proceeding brought by Indemnitee under Section 12 of this Agreement, a Proceeding by or in the right of the Company or in the case of clause (ii) of Section 13(c).
(c) Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject, except in the case of (ii) or (iii) above, to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.
Section 14. Jointly Indemnifiable Claims.
(a) Given that certain Jointly Indemnifiable Claims may arise, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause any Enterprise to (i) be fully and primarily responsible for, and be the indemnitor of first resort with respect to, payment to or payment on behalf of the Indemnitee in respect of indemnification or advancement of Expenses in connection with any such Jointly Indemnifiable Claim, irrespective of any right of recovery the Indemnitee may have from the Third-Party Indemnitors, and (ii) be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, judgments, fines, penalties and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Third-Party Indemnitors. Under no circumstance shall the Company or any Enterprise be entitled to, and the Company hereby irrevocably waives, relinquishes and releases, any claims against the Third-Party Indemnitors for subrogation, contribution or recovery of any kind and no right of advancement or recovery the Indemnitee may have from the Third-Party Indemnitors shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Enterprise. The Company further agrees that no advancement or payment by any Third-Party Indemnitor on behalf of Indemnitee with respect to any Proceeding for which Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Third-Party Indemnitor(s) shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and the Indemnitee agree that each of the Third-Party Indemnitors shall be third-party beneficiaries with

Exhibit 10.85
respect to this Agreement entitled to enforce this Section 14 as though each such Third-Party Indemnitor were a party to this Agreement.
(b) For purposes of this Agreement “Third-Party Indemnitor” means any person or entity that has or may in the future provide to the Indemnitee any indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance benefits other than (i) the Company, (ii) any Enterprise and (iii) any entity or entities through which the Company maintains liability insurance applicable to the Indemnitee.
(c) For purposes of this Agreement, “Jointly Indemnifiable Claims” shall mean any Proceeding for which the Indemnitee shall be entitled to indemnification, advancement of expenses or insurance from (i) the Company and/or any Enterprise pursuant to this Agreement, the charter or Bylaws or other governing documents of the Company or any Enterprise, any agreement or a resolution of the stockholders of the Company entitled to vote generally in the election of directors or of the Board of Directors, or otherwise, on the one hand, and (ii) any Third-Party Indemnitor pursuant to any agreement between any Third-Party Indemnitor and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Third-Party Indemnitor and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Third-Party Indemnitor, on the other hand.
Section 15. Non-Exclusivity; Survival of Rights; Subrogation.
(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or Bylaws or other governing documents of the Company or any Enterprise, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in or by reason of his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
(b) Except as set forth in Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Exhibit 10.85
Section 16. Insurance. The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of his Corporate Status or by reason of alleged actions or omissions by Indemnitee in such capacity and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his Corporate Status or by reason of alleged actions or omissions by Indemnitee in such capacity. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
Section 17. Coordination of Payments. Except as set forth in Section 14, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 18. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.
Section 19. Duration of Agreement; Binding Effect.
(a) This Agreement shall be effective as of the Effective Date and may apply to acts or omissions of Indemnitee taken in or in connection with Indemnitee’s Corporate Status which occurred prior to such date if Indemnitee was an officer, director, employee or agent of the Company or was a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise at the time such act or omission occurred.
(b) This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise and (ii) the date that Indemnitee is no longer subject to any actual or

Exhibit 10.85
possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).
(c) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
Section 20. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred, and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

Exhibit 10.85
Section 21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
Section 23. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 24. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 25. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(i) If to Indemnitee, to the address set forth on the signature page hereto.
(ii) If to the Company, to:
________________________
________________________
________________________
________________________

Exhibit 10.85
or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 26. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
Section 27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[SIGNATURE PAGE FOLLOWS]
 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
             HUDSON PACIFIC PROPERTIES, INC.:

             ____________________________________

             By: ________________________________
Name:
Title:

             INDEMNITEE

             ____________________________________
Name:
Address:

EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
The Board of Directors of Hudson Pacific Properties, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the _____ day of ______________, 20____, by and between Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good belief that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
        IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ____________________, 20____.

             ____________________________________
Name:
Address: